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                                                              EXHIBIT 24.1

                      AUTHORIZATION OF REPRESENTATIVE


   KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Donna A. Key as authorized representative of Rich Coast
Resources Ltd. to execute the Form SE dated August 12, 1996 of Rich Coast Resources Ltd., and any and all amendments thereto, related to the filing on paper of certain exhibits to the Form 10-K for the fiscal year ended April 30, 1996. The undersigned hereby ratifies all that said representative may do by virtue of this authority.

Date: August 12, 1996                   RICH COAST RESOURCES LTD.


                                        By: /s/ James P. Fagan
                                            -------------------------------
                                            James P. Fagan, President